UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2013

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of Material Definitive Agreement.

     On May 28, 2013 (the “Redemption Date”), Harris Corporation (“Harris”) completed its optional redemption in full of the entire outstanding $300 million principal amount of its 5% Notes due October 1, 2015 (the “Notes”) at a “make-whole” redemption price as set forth in the Notes, as previously announced on April 26, 2013. In accordance with the terms of the Indenture, dated as of September 3, 2003 (the “Indenture”), between Harris and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Notes were issued, Harris deposited with the Trustee on or before the Redemption Date, for payment upon surrender of the Notes, an amount of money sufficient to redeem all the Notes at the “make-whole” redemption price of $332,215,589.26, together with accrued and unpaid interest on the principal amount of the Notes to, but not including, the Redemption Date. As a result, Harris discharged all of its obligations under the Notes, which were terminated and cancelled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

May 28, 2013	By:	/s/ Gary L. McArthur

Name: Gary L. McArthur
Title: Senior Vice President & Chief Financial Officer